Dryden California Municipal Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			November 28, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Dryden California Municipal Fund
		File Nos. 02-91215 and 811-04024

	On behalf of the Dryden California Municipal Fund, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.


      Very truly yours,
					/s/_M. Sadiq Peshimam
      M. Sadiq Peshimam
Assistant Treasurer